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Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Statement of Additional Information and to the incorporation by reference of our report dated December 13, 2007 on the statement of assets and liabilities of the RMR Dividend Capture Fund as of December 11, 2007, included in Pre-Effective Amendment Number 1 to the Registration Statement (Form N-2, 333-147635).

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
January 25, 2008

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Consent of Independent Registered Public Accounting Firm